                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]          Preliminary Proxy Statement
[ ]          Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
[ ]          Definitive Proxy Statement
[ ]          Definitive Additional Materials
[X]          Soliciting Material Pursuant to Section 240.14a-12

                         APPLEBEE'S INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)    Title of each class of securities to which transaction
         applies:

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         (2)    Aggregate number of securities to which transaction applies:

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         (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
                determined):

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         (4)    Proposed maximum aggregate value of transaction:

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         (5)    Total fee paid:

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[ ]      Fee paid previously with preliminary materials.
[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)    Amount Previously Paid:

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         (2)    Form, Schedule or Registration Statement No.:

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         (4)    Date Filed:

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                                September 6, 2007

Dear Associates,

Today, Applebee's filed a preliminary proxy statement with the Securities and
Exchange Commission (SEC) that provides important information about the proposed merger with IHOP, including the background of how the Board came to its decision to sell the company to IHOP.

The SEC now has an opportunity to review and comment on the preliminary proxy statement before we mail the final proxy statement to our shareholders. When the final proxy is mailed, it will include the date of the shareholders meeting.
(The date has not yet been set.) The shareholders then will vote whether to approve the sale of the company to IHOP. If a majority of the shares outstanding are voted in favor of the deal, then the sale is expected to close in the fourth quarter of this year.

I realize there have been many questions and much speculation about how we got to where we are today. The final proxy statement will answer those questions, so
I encourage you to read it in its entirety.

Although the shareholder vote has not yet taken place, I believe we can't wait until then to begin the complex work of integrating our processes with those of
IHOP's. The Applebee's leadership team passionately believes in the strength and durability of the Applebee's brand and we are fully committed to doing everything possible to ensure a smooth transition to the new business model and new ownership. That's why we already have partnered with IHOP to form 10 task forces to find operational synergies between the two companies. This work is critical to the success of the new, combined company.

I urge everyone who is involved in the integration project to engage with IHOP in a spirit of full cooperation and teamwork. Those who are not involved in the transition work also have an important role - to stay focused on supporting our restaurant teams and helping them to deliver a great dining experience to our guests. Of course, I realize there are many distractions during this time of immense change, but it's the only way we're going to ensure our future success.
And that's one thing I believe we all agree on - that we will do whatever we can
- whatever it takes - to ensure the polish and shine on the Applebee's brand.

Sincerely,
Dave

Additional Information and Where to Find It

In connection with the proposed transaction, IHOP Corp. and Applebee's
International will be filing documents with the Securities and Exchange
Commission (the "SEC"), and Applebee's intends to file a related preliminary and definitive proxy statement. Investors and security holders are urged to read the related preliminary and definitive proxy when it becomes available because it will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's website at
www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by IHOP Corp. by contacting IHOP Investor
Relations at 818-240-6055. Investors and security holders may obtain free copies of the documents filed with the SEC by Applebee's by contacting Applebee's
Investor Relations at 913-967-4000. In addition, you may also find information about the merger transaction at www.ihopapplebeesacquisition.com.

Applebee's and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of Applebee's in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Applebee's described above. Additional information regarding the directors and executive officers of Applebee's is also included in Applebee's proxy statement for its 2007 Annual Meeting of
Stockholders, which was filed with the SEC on April 9, 2007, and the supplemental proxy statement filed on May 1, 2007. These documents are available free of charge at the SEC's website at www.sec.gov and from Investor Relations at IHOP and Applebee's as described above.

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